Contact Information:                                            Stacey Yonkus
                                                            Asbury Automotive
                                                                 203-356-4424
                                                      investor@asburyauto.com



                         ASBURY AUTOMOTIVE GROUP REPORTS
                         FIRST QUARTER FINANCIAL RESULTS



STAMFORD, Conn. - April 30, 2003 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the first quarter ended March 31, 2003.

Net income for the quarter was $7.1 million, or $0.21 per share, while in the prior year quarter, the Company reported pro forma net income from continuing operations of $11.4 million, or $0.33 per share (a reconciliation of pro forma net income from continuing operations to GAAP net income from continuing operations is provided on the Consolidated Statement of Income accompanying this release). The pro forma results for the prior-year quarter exclude a non-recurring deferred income tax provision required by SFAS 109 related to Asbury's change in tax status from a limited liability company to a "C" corporation in conjunction with its March 2002 initial public offering, and assume that the Company was a publicly traded "C" corporation for the entire period.

President and CEO Kenneth B. Gilman said, "As anticipated, earnings were down on a year-over-year basis, due to increased operating expenses, which we discussed in our year-end results call. At that time, we shared with investors specific expense reduction initiatives we were taking in certain of our platforms, with the anticipation of seeing the effects of those changes in the second quarter. I am pleased to be able to report that we were able to realize some of the benefits of those initiatives in March. Specifically, our SG&A expenses, as a percent of total revenue, were 12.2% in March versus 13.2% for the first two months of the quarter. While expenses are still high by historical standards, early indications are encouraging, as we still anticipate that most of the intended effects of our expense control initiatives will be fully realized in the second quarter.

"The strategy during the quarter, in terms of new vehicle sales, was primarily volume-driven. The new vehicle environment was particularly difficult, especially in the first two months of the quarter. By taking a volume-driven approach, and foregoing a small amount of new vehicle margin, we were able to sustain unit sales - thereby fostering good relations with our manufacturer partners. On a same-store basis, our new vehicle retail unit sales were down only 1.5 percent, while the industry was down 4.4 percent.

"An area of notable strength for Asbury during the quarter was our used car business, despite what many had perceived to be a difficult used vehicle environment. This has been a key initiative for us, an area of considerable focus, with our Tampa platform being our most recent and notable success story. Tampa simply had an outstanding used car first quarter, increasing used retail unit sales by 36 percent, growing used vehicle retail gross profit margin to
12.9 percent from 10.2 percent, and increasing total used vehicle gross profit by 54 percent. Clearly, Tampa's focus on used vehicles is working, and demonstrates the value of our approach to sharing best practices.

"Our higher margin businesses - parts and service operations, and finance and insurance - remained strong during the quarter," Mr. Gilman added." These businesses, which together account for well over half of Asbury's gross profit, have continued to grow in the face of a challenging environment for new vehicle sales."

Financial highlights for the quarter included:

o The Company's total revenues were approximately $1.1 billion, up 4.9 percent from a year ago. On a same-store basis, retail sales (excluding fleet and wholesale business) were up 1.3 percent.
o Total gross profit dollars rose 3.4 percent, while same-store retail gross profit was up marginally, in spite of a difficult pricing environment in both the new and used car markets.
o On a same-store basis, new vehicle retail unit sales declined 1.5 percent, while new vehicle same-store retail gross profit dollars decreased 10.5 percent.
o Used vehicle retail unit sales were flat on a same-store basis, as was retail gross profit margin at 12.2 percent of used retail sales.
o Parts and service revenues increased 7.6 percent (4.8 percent same-store), with the related gross profit increasing 6.7 percent (3.4 percent same-store).
o Net finance and insurance (F&I) income was up 13.7 percent (9.8 percent same-store) from a year ago, while F&I per vehicle retailed rose 10.4 percent to $783.

Commenting on the Company's Price 1 used car pilot program, Mr. Gilman said, "We have seen a steady improvement in Price 1's performance on a sequential, month-to-month basis, starting with January, and continue to believe the potential upside of developing a stand-alone used car business is well worth our modest incremental investment at this point. For the first quarter, the loss from Price 1 was $1.5 million on a pre-tax basis, and we still expect the year-over-year losses to come down by approximately $3 million."

The Company's earnings per share guidance for 2003 remains unchanged in a range between $1.50 and $1.60, based on new U.S. light vehicle sales of about 16 million units. This guidance does not include the potential impact of any acquisitions that may be completed in 2003.

Mr. Gilman concluded, "Ongoing manufacturer incentive programs, encouraging trends in new vehicle affordability, as well as the industry's strong new product pipeline, should continue to keep new car sales at a relatively strong level. Given our diverse income streams, and with more stringent cost controls now in place, we remain optimistic about Asbury's growth prospects in 2003 and beyond."

Asbury will host a conference call to discuss its 2003 first quarter results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (800) 818-5264; international callers, please dial (913) 981-4910; no access code is required.


About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2002 revenues of $4.5 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 94 retail auto stores, encompassing 133 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury believes that its product mix includes one of the highest proportions of luxury and mid-line import brands among leading public U.S. automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                 (Tables Follow)

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)



                                                                            For the Three Months Ended
                                                                    ------------------------------------------------
                                                                    March 31, 2003   March 31, 2002   March 31, 2002
                                                                        Actual        Pro Forma(a)         Actual
                                                                    --------------   --------------   --------------
REVENUES:
    New vehicle ..................................................   $   636,109      $   621,018      $   621,018
    Used vehicle .................................................       304,307          280,856          280,856
    Parts, service and collision repair ..........................       131,207          121,968          121,968
    Finance and insurance, net ...................................        29,649           26,085           26,085
                                                                     -----------      -----------      -----------
        Total revenues ............................................    1,101,272        1,049,927        1,049,927

COST OF SALES:
    New vehicle ..................................................       588,691          569,471          569,471
    Used vehicle .................................................       275,458          253,933          253,933
    Parts, service and collision repair ..........................        62,343           57,439           57,439
                                                                     -----------      -----------      -----------
    Total cost of sales ..........................................       926,492          880,843          880,843
                                                                     -----------      -----------      -----------
GROSS PROFIT .....................................................       174,780          169,084          169,084

OPERATING EXPENSES:
    Selling, general and administrative ..........................       142,164          130,308          130,308
    Depreciation and amortization ................................         5,947            5,756            5,756
                                                                     -----------      -----------      -----------
       Income from operations ....................................        26,669           33,020           33,020

OTHER INCOME (EXPENSE):
    Floor plan interest expense ..................................        (4,570)          (4,182)          (4,182)
    Other interest expense .......................................        (9,954)          (9,748)          (9,748)
    Interest income ..............................................           181              314              314
    Net losses from unconsolidated entities ......................          --               (100)            (100)
    Other  .......................................................          (859)            (392)            (392)
                                                                     -----------      -----------      -----------
    Total other expense, net .....................................       (15,202)         (14,108)         (14,108)
                                                                     -----------      -----------      -----------
       Income before income taxes and discontinued operations ....        11,467           18,912           18,912

INCOME TAX PROVISION:
    Income tax expense ...........................................         4,564            7,527            2,228
    Tax adjustment upon conversion from an L.L.C. to a corporation          --               --             11,553
                                                                     -----------      -----------      -----------
       Income before discontinued operations .....................         6,903           11,385            5,131

DISCONTINUED OPERATIONS, net of tax ..............................           194               31               31
                                                                     -----------      -----------      -----------
    Net income (b) ...............................................   $     7,097      $    11,416       $    5,162
                                                                     ===========      ===========       ==========

EARNINGS PER COMMON SHARE:
    Basic and Diluted
       Income from continuing operations .........................   $      0.21      $      0.33      $      0.17
                                                                     ===========      ===========      ===========
       Net income ................................................   $      0.21      $      0.34      $      0.17
                                                                     ===========      ===========      ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
    Basic ........................................................        33,052           34,000           30,400
                                                                     ===========      ===========      ===========
    Diluted ......................................................        33,053           34,034           30,434
                                                                     ===========      ===========      ===========

(a) Pro forma column includes a tax provision as if the Company were a "C" corporation for the entire quarter as well as assumes that all shares were outstanding for the full quarter. This column excludes a one-time charge to establish a net deferred tax liability upon the Company's conversion to a "C" corporation as required by SFAS 109.
(b)  Reconciliation of GAAP net income to pro forma net income:
      GAAP net income                                              $ 5,162
      Tax adjustment upon conversion from an L.L.C.
         to a corporation                                           11,553
      Pro forma income tax charge                                   (5,299)  (c)
                                                                   -------
      Pro forma net income                                         $11,416
                                                                   =======
(c) Represents the pro forma tax charge for the time period during the quarter that the Company was an L.L.C.

ASBURY AUTOMOTIVE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)



                                                                            December 31,
                             ASSETS                        March 31, 2003       2002
                                                           --------------   ------------
                                                             (unaudited)
CURRENT ASSETS:
    Cash and cash equivalents .............................   $   38,077   $   22,613
    Contracts-in-transit ..................................       88,936       91,190
    Accounts receivable, net ..............................       93,275       96,090
    Inventories ...........................................      622,436      604,791
    Prepaid and other current assets ......................       30,810       35,099
                                                              ----------   ----------
       Total current assets ...............................      873,534      849,783

PROPERTY AND EQUIPMENT, net ...............................      277,735      286,930
GOODWILL ..................................................      400,666      402,133
OTHER ASSETS ..............................................       67,233       66,798
                                                              ----------   ----------
       Total assets .......................................   $1,619,168   $1,605,644
                                                              ==========   ==========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Floor plan notes payable ..............................   $  559,783   $  540,419
    Current maturities of long-term debt ..................       30,609       35,009
    Accounts payable and accrued liabilities ..............      118,529      117,445
                                                              ----------   ----------
       Total current liabilities ..........................      708,921      692,873

LONG-TERM DEBT ............................................      436,241      440,143
OTHER LIABILITIES .........................................       41,817       45,677

STOCKHOLDERS' EQUITY ......................................      432,189      426,951
                                                              ----------   ----------
       Total liabilities and stockholders' equity .........   $1,619,168   $1,605,644
                                                              ==========   ==========

ASBURY AUTOMOTIVE GROUP, INC.
SELECTED DATA
(dollars in thousands except per unit data)
(unaudited)


                                                       GAAP Results For the Three   Same Store Results for the
                                                          Months Ended March 31,    Three Months Ended March 31,
                                                       --------------------------   ----------------------------
                                                            2003          2002          2003          2002
                                                         ----------    ----------    ----------    ----------
RETAIL UNITS:
    New ..............................................       22,283        22,211        21,888        22,211
    Used .............................................       15,602        14,579        14,569        14,579
                                                         ----------    ----------    ----------    ----------
         Total .......................................       37,885        36,790        36,457        36,790

REVENUE:
    New retail .......................................   $  622,647    $  609,841    $  611,673    $  609,841
    Used retail ......................................      232,576       217,546       220,007       217,546
    Parts, service and collision repair ..............      131,207       121,968       127,871       121,968
    Finance and insurance, net .......................       29,649        26,085        28,638        26,085
    Fleet ............................................       13,462        11,177        13,457        11,177
    Wholesale ........................................       71,731        63,310        62,300        63,310
                                                         ----------    ----------    ----------    ----------
          Total ......................................   $1,101,272    $1,049,927    $1,063,946    $1,049,927
                                                         ==========    ==========    ==========    ==========

GROSS PROFIT:
    New retail .......................................   $   41,686    $   45,923    $   41,084    $   45,923
    Used retail ......................................       28,610        26,483        26,887        26,483
    Parts, Service and collision repair ..............       68,864        64,529        66,712        64,529
    Finance and Insurance, net .......................       29,649        26,085        28,638        26,085
    Fleet ............................................          343           261           337           261
    Wholesale ........................................          239           440           392           440
    Floor Plan Interest Credit .......................        5,389         5,363         5,279         5,363
                                                         ----------    ----------    ----------    ----------
          Total ......................................   $  174,780    $  169,084    $  169,329    $  169,084
                                                         ==========    ==========    ==========    ==========

GROSS MARGIN %:
    New retail (including floor plan interest credits)          7.6%          8.4%          7.6%          8.4%
    Used retail ......................................         12.3%         12.2%         12.2%         12.2%
    Parts, service and collision repair ..............         52.5%         52.9%         52.2%         52.9%
    Finance and insurance, net .......................        100.0%        100.0%        100.0%        100.0%
                                                         ----------    ----------    ----------    ----------
          Total ......................................         15.9%         16.1%         15.9%         16.1%

GROSS PROFIT PER UNIT:
    New retail (including floor plan interest credits)   $    2,113    $    2,309    $    2,118    $    2,309
    Used retail ......................................        1,834         1,817         1,845         1,817
                                                         ----------    ----------    ----------    ----------
          Weighted average ...........................   $    1,998    $    2,114    $    2,009    $    2,114
                                                         ==========    ==========    ==========    ==========

F&I PVR ..............................................   $      783    $      709    $      786    $      709

EBITDA (a) ...........................................   $   27,368    $   34,516    $   28,765    $   34,516
EBITDA % .............................................          2.5%          3.3%          2.7%          3.3%

OPERATING INCOME % ...................................          2.4%          3.1%          2.7%          3.1%

CAPITAL EXPENDITURES .................................   $   15,223    $    8,593
                                                         ==========    ==========
FREE CASH FLOW (b) ...................................   $   14,015    $    7,807
                                                         ==========    ==========


                                                                         March 31, 2003       December 31, 2002
                                                                         --------------       -----------------
CAPITALIZATION:
    Long-term debt (including current portion)                              $466,850               $475,152
    Stockholders' equity                                                     432,189                426,951
                                                                            --------               --------
          Total                                                             $899,039               $902,103
                                                                            ========               ========


(a) EBITDA is defined as earnings before income taxes, minority interest, discontinued operations, other interest expense, depreciation and amortization and net losses from unconsolidated affiliates.
(b) Free cash flow is defined as net cash provided by operating activities less capital expenditures.